Exhibit 99.1

Blackbaud, Inc. Announces
New Credit Facility with an Extended Term

Charleston, S.C. (March 3, 2014) – Blackbaud, Inc. (NASDAQ:BLKB), a leading global provider of software and services for nonprofits, today announced that it has entered into a new credit facility in the aggregate amount of $325 million, including a $175 million senior secured term A loan (“Term A”), and a $150 million senior secured revolving credit facility (“Revolver”) with capacity to expand the facility incrementally by an additional $200 Million, subject to certain terms and conditions. The aggregate facility matures on February 28, 2019.

Sun Trust Robinson Humphrey, Inc., Bank of America / Merrill Lynch and Fifth Third Bank acted as Joint Lead Arrangers and Joint Bookrunners on the financing.

Tony Boor, Blackbaud’s Senior Vice President, and Chief Financial Officer, commented, “In 2013, we were very effective at reducing our indebtedness, we significantly increased our cash flow from operations and we generated record operating profit. The current favorable market conditions provide an opportunity for us to enter into this new credit facility amidst strong oversubscription to optimize our capital structure and will enable greater flexibility for our company to pursue growth and invest in the business.”

Mike Gianoni, President and CEO of Blackbaud, remarked, “The new facility provides the company with increased operational and financial flexibility, lower capital costs, and an extended maturity, together with increased borrowing capacity to enable continued execution of our strategic priorities. We will continue to prudently allocate our capital as we continue to increase our high-quality recurring revenue streams and transition to a predominantly SaaS and cloud-based market environment.”

About Blackbaud
Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 29,000 customers in over 69 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), financial management, payment services, analytics and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the direction of our company and solutions; improvements in operational efficiency and the pace of such improvements; increased profitability over time; improved revenue growth over time; and, such revenue growth creating value. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: risks relating to restrictions imposed by the credit facility; risks associated with management of growth; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Investor Contact:
Blackbaud, Inc.
Director, Investor Relations
Robert Weiner, 843-654-3138; rob.weiner@blackbaud.com
or
Media Contact:
Blackbaud, Inc.
Melanie Mathos, 843-216-6200 x3307; melanie.mathos@blackbaud.com

Source: Blackbaud, Inc.